Amendment
dated December 1, 2015
to the
Accounting Services Agreement
between
Rydex Series Funds
and Rydex Fund Services, LLC,
dated September 25, 1996,
as Amended

Amendment
Dated December 1, 2015
to the
ACCOUNTING SERVICES AGREEMENT
dated September 25, 1996, as amended,
between
RYDEX SERIES FUNDS
and
RYDEX FUND SERVICES, LLC

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Series Funds (the “Trust”) and Rydex Fund Services, LLC (the “Servicer”), dated September 25, 1996, as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

The fourth paragraph under the section “Witnesseth” of the Agreement is amended, effective December 1, 2015, to read as follows:

WHEREAS, the board of trustees of the trust, pursuant to Article IV, Section 4.01(o), “Board of Trustees; Powers,” of the Trust Declaration, have created the following series of shares of the Trust: Government Long Bond 1.2x Strategy Fund, U.S. Government Money Market Fund, Nova Fund, Inverse S&P 500® Strategy Fund, NASDAQ-100® Fund, Inverse NASDAQ-100® Strategy Fund, Inverse Government Long Bond Strategy Fund, Europe 1.25x Strategy Fund, Russell 2000® 1.5x Strategy Fund, Mid-Cap 1.5x Strategy Fund, S&P 500® Pure Value Fund, S&P 500® Pure Growth Fund, S&P MidCap 400® Pure Value Fund, S&P MidCap 400® Pure Growth Fund, Inverse Mid-Cap Strategy Fund, S&P SmallCap 600® Pure Value Fund, S&P SmallCap 600® Pure Growth Fund, Inverse Russell 2000® Strategy Fund, Strengthening Dollar 2x Strategy Fund, Weakening Dollar 2x Strategy Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Commodities Strategy Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Long Short Equity Fund, Multi-Hedge Strategies Fund, S&P 500® Fund, Russell 2000® Fund, Managed Futures Strategy Fund, High Yield Strategy Fund, Inverse High Yield Strategy Fund, Japan 2x Strategy Fund, Event Driven and Distressed Strategies Fund, International 2x Strategy Fund, Inverse International 2x Strategy Fund, Emerging Markets 2x Strategy Fund, Inverse Emerging Markets 2x Strategy Fund, Emerging Markets Bond Strategy Fund, Monthly Rebalance NASDAQ-100® 2x Strategy Fund, and Dow Jones Industrial Average Fund (collectively, the “Rydex Funds”).

Additions are noted in bold.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 1st day of December, 2015.

RYDEX SERIES FUNDS

/s/ Donald C. Cacciapaglia
By:    Donald C. Cacciapaglia
Title:    President

RYDEX FUND SERVICES, LLC

/s/ Nikolaos Bonos
By:    Nickolaos Bonos
Title:    President and Chief Executive Officer